                                                                    Exhibit 4.5
                          SHEFFIELD STEEL CORPORATION

                                 $110,000,000

                     11 1/2% FIRST MORTGAGE NOTES DUE 2007

                              PURCHASE AGREEMENT
                              ------------------

                                                               November 26, 1997

BT ALEX. BROWN INCORPORATED
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          Sheffield Steel Corporation, a Delaware corporation (the "Company"),
                                                                    -------
hereby confirms its agreement with you (the "Initial Purchaser"), as set forth
                                             -----------------
below.

          1.  The Notes.  Subject to the terms and conditions herein contained,
              ---------
the Company proposes to issue and sell to the Initial Purchaser $110,000,000 principal amount of 11 1/2% First Mortgage Notes due 2005 (the "Notes"). The
                                                                -----
Notes are to be issued under an indenture (the "Indenture") to be dated as of
                                                ---------
December 1, 1997 by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").
                          -------

          The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in
                                                                    ---
reliance on exemptions therefrom.

          In connection with the sale of the Notes, the Company has prepared a pre liminary offering memorandum dated November 12, 1997, and has prepared a final offering memorandum dated November 26, 1997 (the "Final Memorandum"; the
                                                        ----------------
Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the
   ----------
Notes, the terms of the offering of the Notes, a description of the Company, and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

          The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration
                                             ---------       ------------
Rights Agreement"), pursuant to which the Company will agree, among other
----------------
things, to file with the Securities and Exchange Commission (the "Commission")
                                                                  ----------
under the circumstances set forth therein (i) a registration statement under the

Act relating to the Company's Series B 11 1/2% First Mortgage Notes due 2005 (the "Exchange Notes") to be offered in exchange for the Notes and to use its
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reasonable best efforts to cause such registration statement to be declared effective, or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of debt securities of the Company substantially identical to the Notes (the "Private Exchange Notes") by the Initial Purchaser pursuant to
                   ----------------------
an exchange of the Notes for Private Exchange Notes, and to use its best efforts to cause such shelf registration statement to be declared effective. The Notes will be secured by a first mortgage lien on substantially all of the Company's property and plant and a first security interest in equipment of the Company pursuant to the terms of Mortgages and a Security Agreement (each as defined in the Indenture) and which are collectively referred to, together with an Intercreditor Agreement (as defined in the Indenture), as the "Security
                                                               --------
Documents".  This Agreement, the Notes, the Exchange Notes, the Private Exchange
---------
Notes the Indenture, the Registration Rights Agreement and the Security Documents are herein collectively referred to as the "Transaction Documents."
                                                      ----------- ---------

          2.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to and agrees with the Initial Purchaser that:

          (a) Neither the Preliminary Offering Memorandum as of the date thereof, nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The only direct or indirect subsidiaries of the Company are, and as of the Closing Date will be, those entities listed on Schedule I hereto (the "Subsidiaries"). The Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries. As of the Closing Date, the Company will have the capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, except as set forth in the Final Memorandum, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, the Amended and Restated Stockholders Agreement dated as of Sep-tember 15, 1993 between the Company and the Stockholders party thereto (the "Stockholder Agreement") or the pledge of stock of Waddell's Rebar Fabricators, Inc. ("Waddell's") to secure the Company's promissory notes to the sellers of Waddell's, all of the outstanding shares of capital stock of the Company and each of the Subsidiaries are and as of the Closing Date will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; other than pursuant to a Warrant Agreement dated as of November 1, 1993 between the Company and Shawmut Bank Connecticut, N.A. as warrant agent (the "Warrant Agreement") and pursuant to options granted under the 1993 Stock Option Plan, there are no options, warrants or other rights to purchase from the Company, or agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange securities for, shares of capital stock of or ownership interests in the Subsidiaries.

          (c) The Company and each of the Subsidiaries are duly incorporated, validly existing and in good standing as a corporation under the laws of their respective jurisdictions of incorporation, with all requisite corporate power and authority to own their respective properties and conduct their respective businesses as now conducted as described in the Final Memorandum; the Company and each of the Subsidiaries are duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (each such event a "Material Adverse Effect").
                                          -----------------------

          (d) No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreements, other than as expressly permitted thereby.

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Transaction Documents;

          (f) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (g) The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and in the case of the Notes delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (h) The Indenture has been duly and validly authorized by the Company and is in a form to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by the Company
                   ---
     (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (i) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchaser) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (j) The Security Documents have been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by any other party thereto) constitute a valid and legally binding agreements of the Company enforceable against the Company in accordance with their respective terms except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (k) Except as set forth in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of any of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby, except such as may be required and have been obtained under the state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Initial Purchaser and applicable federal securities laws in connection with the registration of the Exchange Notes with the Commission and except as may be required and have been obtained under the Revolving Credit Facility (as defined in the Indenture).

          (l) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would, singly or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or in default in (including, without limitation, any event which with notice or lapse of time would constitute a breach of or a default in) the performance or observance of any obligation, agreement, covenant or condition contained in any of (x) the Transaction Documents or (y) any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of them is a party or to which any of them or any of their respective properties or assets is or will be bound or subject (each a "Contract"), except in the case of clause (iii)(y) breaches or defaults,
      --------
     which singly or in the aggregate, would not have a Material Adverse Effect.

          (m) The execution, delivery and full and timely performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) (i) any of the terms or provisions of any of
     (x) the Transaction Documents or (y) any other Contract, except in the case of clause (y) which violations, conflicts, breaches or defaults, would not, singly or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, singly or in the aggregate, have a Material Adverse Effect.

          (n) The audited consolidated financial statements of the Company and its subsidiaries included in the Final Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, and have been prepared in accor-
     dance with United States generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data included in the Final Memorandum present fairly, in all material respects, the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and KPMG Peat Marwick LLP (the "Independent Accountant"), who have examined
                                     ----------------------
     certain of such financial statements as set forth in its report included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").
           ---------------------

          (o) No pro forma financial statements would be required to be included in a registration statement filed under the Act for an offering of securities equivalent to the Notes; the pro forma financial information included in the Final Memorandum has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and has been properly computed on the basis described therein; the assumptions used in the preparation of the pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (p) Except as described in the Final Memorandum, there is not pending or, to the best knowledge of the Company after due inquiry, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would result in any material adverse change in the business, condition (financial or other), prospects, results of operations of, or materially adversely affect the respective properties or assets of the Company and the Subsidiaries, taken as a whole (each such event a "Material Adverse Change"), or which seeks to restrain,
                         -----------------------
     enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the transactions described in the Final Memorandum.

          (q) The Company and each of the Subsidiaries own, possess or will have obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their business as now conducted as set forth in the Final Memorandum, except where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Memorandum and except, where such revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect.

          (r) Except as contemplated by this Agreement, subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral), in either case not in the ordinary course of business and which are material to the Company and the Subsidiaries and
     (ii) there has not occurred any Material Adverse Change, nor has any event occurred, information become known or state of facts arisen which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

          (s) Neither the Company nor any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the execution of this Agreement or the issuance or sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (t) Immediately after the consummation of the transactions contemplated by the Transaction Documents, the fair value and present fair salable value of the as sets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company will not (on a consolidated basis) after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby be,
     (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (u) There exists as of the date hereof and will exist on the Closing Date, after giving effect to the transactions contemplated by each of the Transaction Documents, no event or condition which would constitute a default or an event of default (in each case as defined in the Revolving Credit Facility or the Railway Credit Facility (as defined in the Indenture), as the case may be).

          (v) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Act) has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any

     "security" (as defined in the Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (w) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

          (x) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (y) No labor dispute with the employees of the Company or any of the Subsidiaries is imminent or which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          (z) The Company and each of the Subsidiaries carry, and as of the Closing Date will carry, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

          (aa) Except as disclosed in the Final Memorandum, or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company and each of the Subsidiaries are in compliance with and not subject to liability under applicable Environmental Laws, (B) the Company and each of the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have and are in compliance with all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no Lien has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) the Company and each of the Subsidiaries have not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law,
                                         ------
     (F) no property or facility of the Company or any of the Subsidiaries is
     (i) listed or proposed for listing on the National Priorities

     List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purpose of this Agreement, "Environmental Laws" means the common
                                          ------------- ----
     law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (bb) Upon execution and delivery by the Company on the Closing Date and assuming due recording, each of the Mortgages will create and constitute (A) a valid and enforceable mortgage lien on the real property and fixtures described therein (the "Real Property") and (B) a valid and
                                          -------------
     enforceable security interest in the Equipment and such other items of the Mortgaged Property (as defined in such Mortgage), other than the Real Property, in which a security interest can be created under Article 9 (the "UCC Property") of the Uniform Commercial Code (the "UCC") as in effect in
      ------------                                        ---
     the state in which such Mortgaged Property is located. Each Mortgage will be in proper form under laws of the state in which the Mortgaged Property encumbered thereby is located, to be accepted for recording in the county where such Mortgaged Property is located.

          (cc) Upon execution and delivery by the Company on the Closing Date, the Security Agreement will create and constitute a valid and enforceable security interest in, lien on or pledge of all of the Pledged Collateral (as defined in the Security Agreement). In no event shall any Mortgage, Security Agreement or other instrument or document executed in connection herewith be deemed or intended to create, grant or perfect any interest in or lien or any accounts receivable or inventory of the Company.

          (dd) Assuming the proper filing of UCC-3 termination statements and mortgage releases relating to the collateral securing the Company's First Mortgage Notes due 2001 and the proper filing of UCC-3 termination or amendment statements relating to the second lien of the Revolving Credit Facility (as defined in the Final Memorandum) on the Pledged Collateral, upon the filing of the UCC-1 financing statements (the "Financing
                                                             ---------
     Statements") relating to (A) each Mortgage with the Office of the Secretary
     ----------
     of State in the state in which the Mortgaged Property encumbered by each such

     Mortgage is located, and with the recorder in the county where Real Property encumbered by such Mortgage is located (other than Oklahoma), and
     (B) the Security Agreement with the Office of the Secretary of State in each state in which Mortgaged Property is located and each state in which Pledged Collateral is located (except that in Oklahoma, the Financing Statements relating to the Security Agreement shall be filed with the County Clerk of Oklahoma County) and with the recorder in the county where Real Property encumbered by a Mortgage is located and in each county where Pledged Collateral is located and with the Secretary of State in the state in which the Company has its principal executive offices, the security interest, lien or pledge created by (x) the Security Agreement covering the Pledged Collateral will create a perfected security interest with respect to that portion of the Pledged Collateral in which a security interest can be perfected by the filing of a financing statement, prior to all other claims or security interests therein which may be perfected by the filing of a Financing Statement or by possession, except for prior liens and encumbrances permitted by the Security Agreement, and (y) each Mortgage covering UCC Property will create a perfected security interest with respect to that portion of the UCC Property in which a security interest can be perfected by filing a financing statement; prior to all other security interests therein which may be perfected by filing a Financing Statement or by possession, except for prior liens and encumbrances permitted by the Security Agreement or the Mort gages, respectively.

          (ee) The Company does not have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a
               -----
     contribution and in which any employee of the Company is or has ever been a participant; with respect to such plans, to the best knowledge of the Company after due inquiry, the Company is in compliance in all material respects with all applicable provisions of ERISA.

          (ff) Neither the Company nor any of the Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

          3.   Purchase, Sale and Delivery of the Notes.  On the basis of the
               ----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at 97.75% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser (with any transfer taxes payable in connection with the transfer of such Notes to the Initial Purchaser duly paid by the Company), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on December 5, 1997, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or
                    ------------
certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

          4.   Offering by the Initial Purchaser.  The Initial Purchaser
               ---------------------------------
proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5.   Covenants of the Company.  The Company covenants and agrees with
               ------------------------
the Initial Purchaser that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser and its counsel shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its prior consent. The Company will, promptly upon the reasonable request by the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to any Memorandum that may be necessary or advisable in connection with the distribution of the Notes by the Initial Purchaser.

          (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be
     --------  -------
     required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any jurisdiction.

          (c) If, at any time prior to the completion of the distribution of the Notes or the Private Exchange Notes, as the case may be, to persons that are not affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary or advisable at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at its sole expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of each Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Notes, as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For and during the period ending on the date no Notes are outstanding the Company will furnish to the Initial Purchaser upon request copies of all reports and other communications (financial or otherwise) furnished by the Company to its security holders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, if and to the extent and as soon as they have been prepared and are available, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) The Company will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding, the Company will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) promulgated under the Act, unless the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                   ------------

          (k) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Notes
                                     -------------
     to be eligible for clearance and settlement through The Depository Trust Company.

          6.   Expenses.  The Company agrees that, whether or not the
               --------
transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, it shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder and shall pay or cause to be paid all costs and expenses incident to (a) the printing or other production (including word processing) of all documents relating to the transactions contemplated hereby, including, without limitation, each Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (b) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents and copies of the other Transaction Documents as required by this Agreement, (c) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (d) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (e) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (f) expenses of the Company in connection with any meetings with prospective investors in the Notes, (g) fees and expenses of the Trustee including fees and expenses of its counsel, (h) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (j) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser), the Company will promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

          7.   Conditions of the Initial Purchaser's Obligations.  The
               -------------------------------------------------
obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction and fulfillment of the following conditions on or prior to the Closing Date:

          (a) The Initial Purchaser shall have received a signed opinion, in form and substance satisfactory to the Initial Purchaser and Cahill Gordon & Reindel, counsel for the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), counsel for the Company, in the form of
                       -----------
     Exhibit B hereto.  In addition, in rendering their opinion, Mintz, Levin
     ---------
     may rely as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts or the General Corporation Law of the State of Delaware or federal law, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel who are reasonably satisfactory to counsel for the Initial Purchaser; provided, however, that Mintz Levin shall state that they, the
                --------  -------
     Initial Purchaser and counsel for the Initial Purchaser are justified in relying on such opinion.

          (b) The Initial Purchaser shall have received a signed opinion, in form and substance satisfactory to the Initial Purchaser and Cahill Gordon & Reindel, counsel for the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, from a local counsel in each jurisdiction in which Mortgaged Property is located, each substantially in the form of Exhibit C hereto.
                 ---------

          (c) The Initial Purchaser shall have received a signed opinion, in form and substance satisfactory to the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received, and may rely upon, such certificates and other documents and information as they may reasonably re quest to pass upon such matters.

          (d) The Initial Purchaser shall have received from the Independent Accountant a letter dated the date hereof and the Closing Date, addressed to the Initial Purchaser, each in form and substance satisfactory to the Initial Purchaser and Ca hill Gordon & Reindel, counsel for the Initial Purchaser.

          (e) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no Material Adverse Change.

          (f) The sale of the Notes by the Company hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g) Subsequent to the date as of which information is given in the Final Memorandum, except in each case as described in the Final Memorandum, neither the Company nor any of the Subsidiaries shall have incurred any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or entered into any transactions whether or not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

          (h) Subsequent to the date as of which information is given in the Final Memorandum, the conduct of the business and operations of the Company or any of the Subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree and, except as otherwise stated in the Final Memorandum, the properties of the Company or any of the Subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, singly or in the aggregate, have a Material Adverse Effect.

          (i) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date and addressed to the Initial Purchaser, signed on behalf of the Company by its Chairman, President or any Vice President and the Chief Financial Officer to the effect that:

                  (i) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in connection with this Agreement at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the respective dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto since the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, to the best knowledge of such officers after due inquiry would have a material adverse effect on the business, condition (financial or other) or results of operations or prospects of the Company;

                  (iii) Since the date hereof or since the date of which information is given in the Final Memorandum, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations direct or contingent (other than in the ordinary course of business) that are material to the Company or any of the Subsidiaries or, entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries at and as of the Closing Date, taken as a whole, except as described by the Final Memorandum.

                  (iv) The sale of the Notes by the Company has not been enjoined (temporarily or permanently).

          (j) The Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and the Registration Rights Agreement shall be in full force and effect at all times from and after the date hereof.

          (k) On the Closing Date, the Company shall have delivered to the Initial Purchaser and to the Trustee the following documents and instruments with regard to the Mortgaged Property:

                  (i) each Mortgage encumbering the Company's fee interest in the Mortgaged Property, duly executed and acknowledged by the owner or holder of such fee interest and otherwise in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgage by the local counsel opinion delivered with respect thereto, pursuant to Section 7(b) hereof, and any other instruments necessary to grant the interests purported to be granted by the Mortgage under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a Lien (as defined in the Indenture) on such Mortgaged Property subject to no Liens other than as set forth in Schedule B to the applicable Mortgage;

                  (ii) with respect to each Mortgage, a policy of title insurance on ALTA Form B (1990) or equivalent (or a commitment to issue such a policy) insuring (or committing to insure) the Lien of the Mortgage as a valid first mortgage Lien on the Real Property in respect of the Notes in an amount not less than the fair market value of such Real Property which policy (or commitment) shall (A) be issued by Chicago Title Insurance Company or another nationally recognized title insurance company reasonably acceptable to the Initial Purchaser, (B) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Initial Purchaser, (C) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Initial Purchaser, as shall be reasonably requested by the Initial Purchaser (including, without limitation, endorsements or opinion letters on matters relating to usury, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), except that improvements need not be located thereon, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (D) contain only such exceptions to title as shall be reasonably agreed to by the Initial Purchaser prior to the Closing Date with respect to such Mortgaged Property;

                  (iii) with respect to each Mortgaged Property, a survey complying with the minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date of delivery of such survey), except that improvements need not be located thereon, certified to the Trustee, and dated (or redated) not earlier than six months prior to the date of delivery thereof, unless there shall have occurred any exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall locate all public streets and certify that none of the recorded easements encroach upon the improvements on such Mortgaged Property;

                  (iv) with respect to the Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Initial Purchaser in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                  (v) with respect to the Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall bear mortgagee endorsements of the character customarily and reasonably required by the Mortgage;

                  (vi) with respect to each Mortgaged Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Property is subject to no Liens other than as set forth in Schedule B to the applicable Mortgage;

                  (vii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes due in respect of the execution, delivery or recording of each Mortgage, together with a check or wire transfer for the title company in payment of its premium search and examination charges, survey costs and any other amounts due in connection with the issuance of its policies (or commitments);

                  (viii) with respect to the Mortgaged Property, copies of all Leases and Subleases (as defined in the Mortgages), all of which Leases and Subleases shall, to the extent not previously approved in writing by the Initial Purchaser, be reasonably satisfactory to the Initial Purchaser; and

                  (ix) with respect to the Mortgaged Property, an Officers' Certificate (as defined in the Indenture) stating that (i) there has been issued and is in effect a valid and proper certificate of occupancy or local equivalent if required by the local codes or ordinances, for the use of such Mortgaged Property and (ii) there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness.

          (l) On the Closing Date, the Company shall have delivered to the Initial Purchaser and to the Trustee the Security Agreement, duly executed by the Company, together with the evidence of the filing of appropriate financing statements in each of the offices where such filing is necessary or, in the opinion of the Initial Purchaser, desirable to perfect the Liens created or intended to be created, by the Security Agreement. All filing fees and taxes in connection with such filings shall have been paid and the Initial Purchaser shall have received evidence satisfactory to it of such filings and payments, including in the case of any financing statements, the acknowledgment copies of all such financing statements bearing evidence of filing in each such office.

          (m) On the Closing Date, the Company shall have delivered to the Initial Purchaser, the Intercreditor Agreement among the Company, the Trustee and NationsBank, N.A. duly executed by the Company.

          (n) On the Closing Date, the Company shall have delivered or cause to be delivered to the Initial Purchaser such documentation and instruments as may be necessary or required to effectuate the termination of the Lien of the Revolver Lender on the Pledged Collateral and Mortgaged Property, including, without limitation, mortgage releases, UCC financing statements and amendments to the existing Revolving Credit Facility.

          On or before the Closing Date, the Initial Purchaser and Cahill Gordon & Reindel, counsel for the Initial Purchaser, shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall reasonably request from the Company.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Section 7 will comply with the provisions hereof only if they are reasonably satisfactory in all respects to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments and such other documents, in such quantities as the Initial Purchaser shall reasonably request.

          8.   Offering of Notes; Restrictions on Transfer.  The Initial
               -------------------------------------------
Purchaser represents and warrants that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act (a "QIB"). The Initial Purchaser
                                                   ---
agrees with the Company that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act ("Rule 144A"), and, in each case, in transactions under Rule 144A or (B)
          ---------
in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided,
                                                                --------
however, that, in the case of clauses (b)(A) and (b)(B) above, in purchasing
-------
such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

          9.   Indemnification and Contribution.  (a)  The Company agrees to
               --------------------------------
indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act,
against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or
                        -----------

            (ii) the omission or alleged omission to state in (A) any Memorandum or any amendment or supplement thereto or (B) any Application, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other out-of-pocket expenses incurred by the Initial Purchaser or such controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided,
                                                                  --------
however, that the Company will not be liable in any such case to the extent, but
-------
only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent (which shall not be unreasonably withheld).

          (b) The Initial Purchaser will indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or any Applica tion or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this
Section 9 for any settlement of any claim or action effected without their consent (which shall not be unreasonably withheld). The Company shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by such Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing, but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnify-ing party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on be half of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such in demnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that, in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company, in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After notice from the indemnify ing party to such indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The Company and the Initial Purchaser agree that it would not be just and equitable if the amount of such contribution were determined by pro
                                                                         ---
rata or per capita allocation or by any other method of allocation that does not
----
take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding any other provision of the immediately preceding paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise paid or been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty or such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Company and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof, and (b) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  (a)  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchaser by written notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

            (i) either the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any la-bor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect or there shall have been, in the sole judgment of the Initial Purchaser, any Material Adverse Change, or any event or development that is reasonably likely to cause or result in a Material Adverse Change (including, without limitation, a change in management or control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof);

            (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market;

            (iii) a banking moratorium shall have been declared by New York or United States authorities; or

            (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above, and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.  Information Supplied by the Initial Purchaser.  The statements
               ---------------------------------------------
set forth in the last paragraph on the front cover page, the first paragraph on page i, and the last two sentences of paragraph three and all of paragraph seven under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by or on behalf of the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9.

          13.  Notices.  All communications hereunder shall be in writing and,
               -------
if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, 130 Liberty Street, 30th floor, New York, New York 10006, Attention: Finance Transaction Management, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Daniel Zubkoff, Esq., Telecopier Number (212) 269-5420, and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to Sheffield Steel Corporation, 220 North Jefferson Street, Sand Springs, OK 74063, Attention: Bob Ackerman, Telecopier Number (918) 241-6595, with a copy to

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. , One Financial Center, Boston, Massachusetts 02154, Attention: Lewis J. Geffen, Esq., Telecopier Number
(617) 542-2241.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          14.  Successors.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Initial Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company and its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

          15.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                        Very truly yours,

                                        SHEFFIELD STEEL CORPORATION

                                        By: /s/ Stephen R. Johnson
                                           --------------------------------
                                           Name:  Stephen R. Johnson
                                           Title: Vice President - CFO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT ALEX. BROWN INCORPORATED

By: /s/ Sharon Stern
   --------------------------------
   Name:  Sharon Stern
   Title: Vice President

                                                                      Schedule I
                                                                      ----------

                                 Subsidiaries


Name:                                Jurisdiction of Incorporation:
-----                                -----------------------------

Sand Springs Railway Company                       Oklahoma

Waddell's Rebar Fabricators, Inc.                  Missouri

Sheffield Steel Corporation-                       Delaware
 Oklahoma City

                                                                       Exhibit A
                                                                       ---------

                         Registration Rights Agreement

                                                                       Exhibit B
                                                                       ---------

                 Form of Opinion of Mintz, Levin, Cohn, Ferris,
                            Glovsky and Popeo, P.C.
                     ------------------------------------

          Opinion, dated the Closing Date and addressed to the Initial Purchaser, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel of the Company, to the effect that:

            (i) The Company and each of the Subsidiaries have been duly incorporated, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction in which they own or lease a material amount of real or personal property, as certified by the Company and have all power and authority necessary to own or hold their properties and conduct the businesses as described in the Final Memorandum as being held or conducted.

            (ii) As of the date hereof, the authorized and outstanding capital stock of the Company is as set forth in the Final Memorandum; all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are, except as described in the Final Memorandum, fully paid and nonassessable, were not issued in violation of any preemptive rights arising pursuant to the charter or by-laws of the Company or under the laws of its jurisdiction of incorporation and, conforms to the description thereof contained in the Final Memorandum, except as set forth in the Amended and Restated Stockholders Agreement dated as of September 15, 1993 between the Company and the stockholders party thereto (the "Stockholders Agreement"); all of the shares of the Company are owned, to our knowledge, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability; and all of the shares of the Subsidiaries are owned by the Company and, to our knowledge, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (except for liens described in the Final Memorandum and the pledge of the stock of Waddell's Rebar Fabricators, Inc. ("Waddell's") to secure the Company's promissory notes to the sellers of Waddell's).

            (iii) To our knowledge, except as set forth in the Warrant Agreement dated as of November 1, 1993 between the Company and Shawmut Bank Connecticut, N.A. as the warrant agent (the "Warrant Agreement") and the Final Memorandum, (a) no options, warrants or other rights to purchase from the Company shares of capital stock or ownership interests in the Company are outstanding and (b) no agreements or other obligations of the Company to issue or other rights to cause the Company to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding; and to our knowledge, after due inquiry, other than as described in the Final Memorandum and the Stockholders Agreement, no holder of securities of the Company is entitled to have such securities registered under a registration statement filed under the Act.

            (iv) The Company has the requisite corporate power and authority to execute and deliver the Agreement, the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes and the transactions contemplated hereby and thereby; the Agreement has been duly and validly authorized, executed and deliv ered by the Company.

            (v) The Notes are in the form contemplated by the Indenture; and the Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and in the case of the Notes delivered to and paid for by the Initial Purchaser in accordance with the terms of the Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

            (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and is in sufficient form to be qualified under the TIA and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

            (vii) The Company has the requisite corporate power and authority to execute and deliver the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchaser), is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

            (viii) The Company has all requisite corporate power and authority to execute and deliver each of the Security Documents; each of the Security Documents has been duly and validly authorized, executed and delivered by the Company, and each of the Security Documents constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery of each Security Document by any other party thereto), except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general equitable principles (regardless of whether enforce ability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

            (ix) The Indenture, the Registration Rights Agreement and the Notes conform in all material respects to the descriptions thereof contained in the Final Memorandum.

            (x) To our knowledge, there are no legal or governmental proceedings are pending, threatened or contemplated to which the Company or any of the Subsidiaries is a party that would be required under the Act to be described in a registration statement or a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to the Initial Purchaser or the consummation of the transactions described in the Final Memorandum under the caption "Use of Proceeds" and no contract, agreement or other document to which the Company is a party would be required under the Act to be described in a registration statement or a prospectus that is not described in the Final Memorandum; provided, however, that no opinion is expressed with respect to the matters summarized, or required to be summarized, under the caption "Private Placement" in the Final Memorandum.

            (xi) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Agreement, the Indenture, the Security Documents and the Notes and the consummation of the transactions contemplated thereby:

                    (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (other than any such con-flicts, breaches, violations or defaults as to which the Company or any of the Subsidiaries has obtained waivers, copies of which have been provided to the Initial Purchaser and which are in full force and effect on the date hereof), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of which we have knowledge to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries are subject;

                    (b) will not result in any violation of (A) the provisions of the charter or by-laws of the Company or any of the Subsidiaries or (B) any statute, order, rule or regulation generally applicable to transactions of the type contemplated by the Agreement or to financings generally of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets; and

                    (c) do not require any consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body under or in connection with any statute, order, rule or regulation generally applicable to transactions of the type contemplated by the Agreement or to financings generally, except for such consents, approvals, authorizations, orders, filings or registrations (A) as may be required under applicable state securities or Blue Sky laws and
               (B) as have been obtained.

            (xii) Neither the Company nor any subsidiary as of the Closing Date is subject to registration and regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xiii) Assuming the Initial Purchaser purchases the Notes for resale in accordance with Rule 144A promulgated under the Act, neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (xiv) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy the Notes in the initial resales are Qualified Institutional Buyers, and (ii) the accuracy of the Initial Purchaser's representations and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Notes to the Initial Purchaser and the initial resales.

            (xv) To our knowledge, other than the Stockholders Agreement and the Warrant Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Exchange Notes or the Private Exchange Notes registered pursuant to the Registration Statement to be filed pursuant to the Registration Rights Agreement.

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and, with respect to the Final Memorandum, representatives of the Initial Purchaser and counsel for the Initial Purchaser at which the contents of the Final Memorandum and related matters were discussed and, although we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fair ness of the statements contained in the Final Memorandum (except for those made under the captions "Description of First Mortgage Notes" and "Exchange Offer" and "Registration Rights" in the Final Memorandum insofar as they relate to provisions of documents therein described), on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company) no facts have come to our attention that lead us to believe that either the Final Memorandum, as of its date or any amendment or supplement thereto as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are expressing no opinion on the financial statements, schedules, pro forma information, financial data or other financial and statistical information included therein).

                                                                       Exhibit C
                                                                       ---------

                         Form of Local Counsel Opinion
                         -----------------------------